Bank of Tokyo-Mitsubishi UFJ

BTMU Capital Corporation
111 Huntington Avenue, Suite 400
Boston, MA 02199-8001
Phone: 617-573-9000
Fax: 617-345-5153

July 17, 2008

Each of the Entities Listed on the
Attached Signature Pages
c/o NexCen Holding Corporation
1330 Avenue of the Americas
New York, New York 10019
Attention: Kenneth J. Hall

Re: Warehouse Facility Provided by
BTMU Capital Corporation (the *"Agent"*)
to NexCen Holding Corporation
and the subsidiary borrowers described in the Security Agreement
referred to below (collectively, the *"Co-Issuers"*)

Ladies and Gentlemen:

Reference is made to (i) the letter agreement, dated as of June 19, 2008 (the "*Original Forbearance Agreement*"), among the Agent, BTMU Capital Corporation, as noteholder (in such capacity, the "*Noteholder*"), NexCen Holding Corporation (f/k/a NexCen Acquisition Corp.) (the "*Issuer*"), the Co-Issuers, the Managers and NexCen Brands, (ii) the Note Funding Agreement, dated as of March 12, 2007 (as amended and supplemented from time to time, the "*Note Funding Agreement*"), among the Issuer, the Co-Issuers, Victory Receivables Corporation, as Lender (the "*Lender*") and the Agent, and (iii) the Security Agreement, dated as of March 12, 2007, among the Issuer, the Co-Issuers and the Agent (as amended, supplemented or otherwise modified from time to time, the "*Security Agreement*"). This amended and restated forbearance agreement (the "*Forbearance Agreement*") amends and restates the Original Forbearance Agreement in its entirety. This Forbearance Agreement shall not effect a novation of the obligations of the parties to the Original Forbearance Agreement, but instead shall be merely a restatement and, where applicable, an amendment of the terms governing such obligations. The parties hereto acknowledge and consent to the amendment and restatement of the Original Forbearance

Agreement. Capitalized terms not otherwise defined herein, or in Exhibit B attached hereto and made a part hereof, shall have the respective meanings ascribed to them (or by reference to) in the Security Agreement.

The Agent believes that violations of the Security Agreement and the other Transaction Documents as set forth on Exhibit A hereto have occurred (the "*Asserted Defaults*"). Exhibit A should not be considered an exclusive list of all defaults and the Agent reserves the right to assert additional defaults. We understand that the Issuer and Co-Issuers do not concede that any of the Asserted Defaults constitutes an Event of Default under the Security Agreement or other Transaction Documents.

The Agent considers each of the Asserted Defaults to constitute an Event of Default under the Security Agreement or the other Transaction Documents. Accordingly, please be advised that, in the Agent's view, the Agent and the Noteholder have the present right, pursuant to the terms of the Security Agreement and the other Transaction Documents, to exercise their rights and remedies, including, without limitation, the right to impose the default rate of interest and the right to declare the Co-Issuers' obligations immediately due and payable and take whatever action is necessary to collect the amounts due under the Security Agreement or any other Transaction Documents.

As you know, we have entered into discussions concerning a possible restructuring of the Secured Obligations owing under the Note Funding Agreement, the Security Agreement and the other Transaction Document (the "*Restructuring Discussions*"), to address various matters, including, without limitation, the Asserted Defaults. However, you have made various requests of the Agent and the Noteholder for certain immediate accommodations in connection with the Original Forbearance Agreement and for additional immediate accommodations in connection with this Forbearance Agreement, in each case, in order to permit your business to function in the ordinary course while we continue such Restructuring Discussions. In order to allow the Restructuring Discussions to continue, and in response to such requests, the parties will agree, notwithstanding anything to the contrary in the Security Agreement or any other Transaction Document, to the following for the period of time from the date of this letter to the earlier to occur of (i) August 8, 2008 and (ii) the occurrence of any Default or Event of Default under the Security Agreement or any other Transaction Document (other than the Asserted Defaults):

(i) Prior to a Default or an Event of Default (other than any Asserted Default), the Issuer shall not use any dividends received from any Co-Issuer, or any other amounts from any sources, other than dividending such funds to its parent to be used for any purpose in the ordinary course of such parent's business in support of the operations of the Issuer and/or Co-Issuers. Upon the occurrence and continuance of a Default or an Event of Default (other than any Asserted Default), such disbursements shall be made only as consented to in writing by the Agent.

(ii) Notwithstanding anything to the contrary in the Security Agreement or any of the Transaction Documents, the $151,612.86 purportedly in the GAC Franchising,

LLC Priority and Non-Distributable account with Wilmington Trust Company, shall be released from such account to the Issuer for use in accordance with clause (xiv) below on the Payment Date occurring in July 2008.

(iii) The Issuer shall cause the Franchise Manager, the Brand Manager, the Supply Manager and the Issuer Manager to prepare and deliver to the Issuer (with simultaneous delivery to the Agent), on or prior to the tenth (10th) day after the end of each calendar month, a written report in substantially the same form as the Manager Report but calculated using information solely with respect to the collections and other activities of the Issuers during the immediately preceding calendar month rather than with respect to an entire calendar quarter (the "*Monthly Report*").

(iv) The Issuer shall deliver to the Agent not later than 5:00 p.m. Eastern time on Tuesday of each week, a rolling 13-week cash flow forecast beginning with such week, that shall detail all sources and uses of cash on a weekly basis and shall report any variances from such report delivered in the prior week. The Issuer shall deliver to the Agent not later than 5:00 p.m. Eastern time on the tenth (10th) day of each month, a written report of current cost reductions, including any variances from the prior periods. In addition, the Issuers, the Managers, NexCen Brands and their respective advisors shall participate in a conference call with the Agent not less than bi-weekly at a time reasonably requested by the Agent, after consultation with the Issuer, to cover topics, including without limitation, the status of (a) the potential sale of the assets associated with that certain Note issued under the Security Agreement by the Issuer, Bill Blass Jeans, LLC and Bill Blass International, LLC, (b) the potential sale of the assets associated with that certain Note issued under the Security Agreement by the Issuer and WV IP Holdings, LLC, (c) an update on current cost reductions, including any variances from prior periods and (d) any other information reasonably requested by the Agent.

(v) Effective on and after May 31, 2008, the Management Fee referenced in Section 2.2 of each Management Agreement shall be replaced with the Manager Fee, as defined in Exhibit B hereto. No further payments shall be made with respect to the prior Management Fee, Manager Costs or Manager Expenses and each Manager shall only be entitled to such Manager Fee.

(vi) On the Payment Date occurring in July 2008, and notwithstanding anything to the contrary in the Notes or any of the other Transaction Documents, but subject to clause (xv) below, neither the Issuer nor any Co-Issuer shall be required to make any scheduled payments of principal with respect to any of the Notes;

(vii) For the purposes of the Payment Date occurring in July 2008, and notwithstanding anything to the contrary in the clause (xv) below or any of the Transaction Documents, Distributable Cash shall not include an amount equal to $551,826.00 and, which amount shall be retained in the Issuer Collection Account to be available for outstanding Agent's Professionals and Consultants Fees;

(viii) Within five (5) Business Days from the date hereof, the Issuer shall, or shall direct Wilmington Trust Company to, with the Agent's prior written consent, pay the then outstanding amount due with respect to Agent's Professionals and Consultants Fees. Of the $551,826.00 and any accrued interest, if any, remaining in the Issuer Collection Account, any amounts remaining in the Issuer Collection Account after payments made pursuant to the immediately preceding sentence shall be released from such account to the Issuer for use in accordance with clause (xiv);

(ix) Effective on and after July 17, 2008, the definition of Note Interest Rate shall be amended to read as follows:

"Note Interest Rate": With respect to each Note, on any Determination Date thereof, the Base Rate plus the applicable Note Interest Rate Margin with respect to such Note; provided, that if an Event of Default exists (other than the Asserted Defaults), then the applicable "Note Interest Rate" for each Note shall be increased by 2.00% per annum above the applicable rate described above.

(x) In connection with the amendment described in clause (ix) above and also effective on and after July 1, 2008, the following definitions shall be added to the Standard Definitions:

"Asserted Defaults": Shall have the meaning given in the Amended and Restated Forbearance Agreement, dated as of July 17, 2008, among the Issuer, the Co-Issuers, the Managers, NexCen Brands, the Agent and the Noteholder

"BBI Notes": the Brand Notes relating to BBI and BBJ.

"Waverly": Shall mean WV IP Holdings, LLC.

"Waverly Notes": the Notes relating to Waverly.

(xi) In connection with the amendment described in clause (ix) above and also effective on and after July 17, 2008, the definitions of Note Interest Rate Margin and LIBOR shall be amended and restated in their entirety as follows:

"LIBOR": A rate to be determined for any Payment Date on the second Business Day prior to commencement of the related Interest Period (each such date, an "Interest Determination Date") in accordance with the following terms. The Agent will determine LIBOR for such Interest Period on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Bloomberg Page BBAM, as of 11:00 a.m. (London time) on such Interest Determination Date.

As used in this definition of LIBOR: "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Bloomberg Page BBAM" means the display page currently so designated on the Bloomberg Page BBAM (or such other page as may replace

the Bloomberg Page BBAM page on that service for the purpose of displaying London interbank offered rates of major bank(s); and "Reference Banks" means leading banks selected by the Agent and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Page BBAM on the Interest Determination Date in question, and (iii) which have been designated as such by the Agent.

On each Interest Determination Date, LIBOR for the applicable Interest Period will be established by the Agent as follows:

(a) If, on such Interest Determination Date, two or more Reference Banks provide such offered quotations, LIBOR for the related Interest Period shall be the arithmetic mean of such offered quotations (rounded upwards, if necessary, to the nearest whole multiple of 0.0001%).

(b) If, on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, LIBOR for the related Interest Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0001%) of the one-month U.S. dollar lending rates that three New York City banks selected by the Agent are quoting at approximately 11:00 a.m. (New York City time) on the relevant Interest Determination Date to leading European banks.

The establishment of LIBOR on each Interest Determination Date by the Agent and the Agent's calculation of the rate of interest applicable to the Notes for the related Interest Period shall (in the absence of manifest error) be final and binding.

"Note Interest Rate Margin": Prior to the occurrence of any Event of Default (other than the Asserted Defaults), with respect to (i) any BBI Note, 7.00% per annum, (ii) any Waverly Note, 5.00% per annum and (iii) any Note not expressly covered in clauses (i) or (ii) above, 3.75% per annum. If any Event of Default exists (other than the Asserted Defaults), the applicable Note Interest Rate Margin with respect to any Note shall be increased by 2.00% per annum above the applicable margin for such Note described in the preceding sentence.

(xii) Each of the Issuer, each Co-Issuer and NexCen Brands represent and warrant that for the period from April 1, 2008 to and including May 31, 2008, the amount of cash withdrawn from the GAC Supply, LLC Co-Issuer Collection to make payments to GAC Franchising, LLC pursuant to and in accordance with Section 3.1.1(a) of the GAC Supply, LLC and GAC Manufacturing, LLC Security Agreement Supplement has not exceeded $1.00 and on and after May 31, 2008, no amounts have been or shall be withdrawn from such account pursuant to such Section without the prior written consent of the Agent;

(xiii) Each of the Issuer, each Co-Issuer and NexCen Brands represent and warrant that for the period from April 1, 2008 to and including July 15, 2008, the amount of cash withdrawn from the GAC Supply, LLC Co-Issuer Collection pursuant to make deposits to the GAC Manufacturing Operating Account pursuant to and in accordance with Section 3.1.1(b) of the GAC Supply, LLC and GAC Manufacturing, LLC Security Agreement Supplement has not exceeded \$3,026,579.39 and on and after July 15, 2008, no amounts have been or shall be withdrawn from such account pursuant to such Section without the prior written consent of the Agent;

(xiv) the Issuer, each Co-Issuer, each Manager and NexCen Brands, as applicable, shall only use the cash received pursuant to item d of the priority of payments in clause (xv) below for (i) accrued accounts payable of the Issuer, any Co-Issuer, the Franchise Manager, the Brand Manager, NexCen Brands or any of their Affiliates in the ordinary course of their business as of the related Payment Date and (ii) estimated expenses of the Issuer, any Co-Issuer, the Franchise Manager, the Brands Manager, NexCen Brands or any of their Affiliates to be accrued in the ordinary course of business prior to August 17, 2008 and (iii) to provide working capital for each of the Issuer, any Co-Issuer, the Franchise Manager, the Brand Manager, NexCen Brands or any of their Affiliates, as applicable;

(xv) On the Payment Date occurring in July 2008, the Issuer, each Co-Issuer, each Manager and/or NexCen Brands, as applicable, shall direct Wilmington Trust Company, pursuant to the Manager Report, to withdraw funds from the Issuer Collection Account, and pay the following amounts from such funds to the following Persons and in the following order of priority, in all cases to the extent of Distributable Cash in the Issuer Collection Account on such date:

a. to each Manager, the applicable Manager Fee accrued since May 31, 2008 in accordance with clause (v) above;

b. to the Agent for pro rata distribution to the Noteholders, interest accrued on the Notes for the related Interest Period plus any accrued interest thereon remaining unpaid from any previous Interest Period, and interest on such overdue interest to the date such payment is made, at the Note Interest Rate in effect during the Interest Period, but only to the extent that payment of such interest on interest shall be legally enforceable;

c. pro rata to the Agent's Professionals and Consultants, as applicable, the Agent's Professionals and Consultants Fees;

d. to the Issuer, \$4,457,230.10 to be used pursuant to clause (xiv) above; and

e. to the Agent, for pro rata distribution to the Noteholders, all remaining Distributable Cash, if any, to reduce (in reverse order of maturity) the Outstanding Note Principal Balance of each Note to Zero.

In return, you acknowledge and agree that neither the Issuer nor any Co-Issuer shall redeem a Note, in full or part, or sell, or otherwise dispose of, any Assets or any equity interest in any Co-Issuer without the prior written consent of the Agent. Except as expressly provided in this paragraph, the provisions of the Note Funding Agreement, the Security Agreement, and the other Transaction Documents shall otherwise remain unaltered and fully operative, and the Issuer and Co-Issuers shall remain obligated to comply with such provisions, during the period of this agreement.

This letter shall be strictly limited to its terms. Nothing contained herein is, or shall be deemed to be, a waiver of any Default or Event of Default (including any Asserted Default) or of any of the other rights, powers, and/or remedies available to the Agent or the Noteholder under the Transaction Documents and/or applicable law.

Without limiting the generality of the foregoing, the Issuer and each Co-Issuer hereby acknowledges that, neither anything contained herein, nor that has been or will be part of any of the Restructuring Discussions (or any term sheets or other draft documents circulated in connection therewith), is intended to or shall be deemed to constitute any binding commitment or other agreement on behalf of the Agent, the Noteholder, or any other party hereto to enter into any amendment to the Security Agreement or any other Transaction Document or any forbearance or other type of agreement with respect to the Asserted Defaults or any other Events of Default, including, without limitation, to extend any funding pursuant to any such amendment or other type of agreement (other than for the temporary and limited agreement expressly set forth in the second preceding paragraph). As conspicuously set forth in the Security Agreement, only terms in writing (and not other terms or oral promises) are enforceable against the Agent or the Noteholder.

THIS LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

THE PARTIES HERETO EACH HEREBY VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THE TRANSACTION DOCUMENTS, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE AGENT TO ENTER INTO THIS AGREEMENT.

Consistent with the foregoing, the agreement set forth herein shall automatically terminate upon the earlier to occur of: (a) August 8, 2008 and (b) the occurrence of any Default

or Event of Default under the Security Agreement or any other Transaction Document (other than any Asserted Default). Upon such a termination, the parties shall be returned to the position each occupied immediately preceding the execution and delivery of this letter.

If the foregoing is acceptable to you, please execute a copy of this letter and deliver such executed copy to the undersigned. Facsimile or email transmission shall be deemed to constitute effective delivery. This letter shall become effective upon its execution and delivery by each of the parties hereto so long as such execution and delivery occurs on or before 3:00 p.m. Eastern time on July 17, 2008; otherwise, this letter shall be null and void.

* * *

[SIGNATURE PAGES FOLLOW]

Sincerely,

BTMU CAPITAL CORPORATION,
as Agent

By ______________________
Name: Cheryl A. Behan
Title: Senior Vice President

BTMU CAPITAL CORPORATION,
as Noteholder

By ______________________
Name: Cheryl A. Behan
Title: Senior Vice President

Acknowledged and Agreed:

NEXCEN HOLDING CORPORATION

By ____________________
Name: Kenneth J. Hall
Title: Treasurer

ATHLETE'S FOOT BRANDS, LLC

By ____________________
Name: Kenneth J. Hall
Title: Treasurer

BILL BLASS JEANS, LLC

By: NEXCEN HOLDING CORPORATION,
its Managing Member

By ____________________
Name: Kenneth J. Hall
Title: Treasurer

BILL BLASS INTERNATIONAL, LLC

By ____________________
Name: Kenneth J. Hall
Title: Treasurer

WV IP HOLDINGS, LLC

By ____________________
Name: Kenneth J. Hall
Title: Treasurer

PT FRANCHISE BRANDS, LLC

By ____________________
Name: Kenneth J. Hall
Title: Treasurer

PT FRANCHISING, LLC

By
Name: Kenneth J. Hall
Title: Treasurer

PM FRANCHISE BRANDS, LLC

By
Name: Kenneth J. Hall
Title: Treasurer

PM FRANCHISING, LLC

By
Name: Kenneth J. Hall
Title: Treasurer

MARBLE SLAB FRANCHISE BRANDS, LLC

By
Name: Kenneth J. Hall
Title: Treasurer

MARBLE SLAB FRANCHISING, LLC

By
Name: Kenneth J. Hall
Title: Treasurer

MAGGIEMOO'S FRANCHISE BRANDS, LLC

By
Name: Kenneth J. Hall
Title: Treasurer

MAGGIEMOO'S FRANCHISING, LLC

By
Name: Kenneth J. Hall
Title: Treasurer

GAC FRANCHISE BRANDS, LLC

By
Name: Kenneth J. Hall
Title: Treasurer

GAC FRANCHISING, LLC

By
Name: Kenneth J. Hall
Title: Treasurer

GAC SUPPLY, LLC

By
Name: Kenneth J. Hall
Title: Treasurer

GAC MANUFACTURING, LLC

By
Name: Kenneth J. Hall
Title: Treasurer

NEXCEN BRANDS, INC.

By____________________
Name: Kenneth J. Hall
Title: Executive Vice President, Chief Financial Officer and Treasurer

NEXCEN FRANCHISE MANAGEMENT, INC.

By____________________
Name: Kenneth J. Hall
Title: Treasurer

NEXCEN BRAND MANAGEMENT, INC.

By____________________
Name: Kenneth J. Hall
Title: Treasurer

NB SUPPLY MANAGEMENT CORP.

By____________________
Name: Kenneth J. Hall
Title: Treasurer

EXHIBIT A

The Agent asserts that the following Defaults and/or Events of Default have occurred under the Security Agreement and the other Transaction Documents:

1. Default under Section 6.1(7) of the Security Agreement, for breach of the representation in Section 12.9(jj) of the Security Agreement. The Agent believes, based on certain information it has received from the Parent, that this representation, which states that no condition exists or has occurred which, with the giving of notice or the lapse of time, or both, would constitute a default or breach by any counterparty to the Material Contracts, was not true and correct when made in connection with the funding made on January 29, 2008. Based upon communication the Agent has had with the Parent, the Agent believes that the Co-Issuers have had actual knowledge, for a period in excess of fifteen days, that such representation was not true and correct when made. This is an Event of Default under the Security Agreement.

2. Default under Section 6.1(6) of the Security Agreement, for breach of the covenant in Section 12.10(l) of the Security Agreement. The Agent believes, based on certain information it has received concerning the Parent, that this covenant, which requires delivery of financial statements, has not been complied with, in that the financial statements previously delivered pursuant to Section 12.10(l) of the Security Agreement are not accurate and therefore did not satisfy this covenant. Based upon communication the Agent has had with the Parent, the Agent believes that the Co-Issuers have had actual knowledge, for a period in excess of fifteen days, that such covenant was not satisfied. This is an Event of Default under the Security Agreement.

3. Default under Section 7.1(b) of any Management Agreement, for breach of the covenant in Section 6.1(a) of any such Management Agreement. The Agent believes, based on certain information it has received concerning the Parent, that this covenant, which requires delivery of financial statements of the Manager, has not been complied with, in that the financial statements previously delivered pursuant to Section 6.1(a) of the Management Agreements are not accurate and therefore did not satisfy this covenant. Based upon communication the Agent has had with the Parent, the Agent believes that the Manager has had actual knowledge, for a period in excess of fifteen days, that such covenant was not satisfied. This is a Manager Event of Default under the Management Agreements.

4. Default under Section 7.1(b) of any Management Agreement, for breach of the covenant in Section 6.1(i) of any such Management Agreement. Manager failed to comply with this covenant, which requires delivery of a report

in the form of Exhibit C to each Management Agreement, in that the Manager did not provide the required information relating to compliance with Minimum Manager Net Worth Test or Manager Indebtedness requirements, and for a period in excess of fifteen days such covenant was not satisfied. This is a Manager Event of Default under the Management Agreements.

5. Default under Section 7.1(b) of any of the Great American Cookies Management Agreements, for breach of the obligations in Section 2.1(a) of any such Management Agreement. The Agent believes, based on certain information it has received from the Parent, that this covenant, which requires, among other items, that the Manager cause the applicable Co-Issuer to be in compliance with its obligations under the Transaction Documents has not been complied with. This default is based upon the occurrence of the defaults described in items 1 and 2 above. Based upon communication the Agent has had with the Parent, the Agent believes that the Manager has had actual knowledge, for a period in excess of fifteen days, that such covenant was not satisfied. This is a Manager Event of Default under the applicable Management Agreements.

6. Default under Section 7.1(i) of any of the Management Agreements for the occurrence of any Event of Default under the Security Agreement. This Manager Event of Default is based upon the occurrence of the defaults described in items 1 and 2 above.

7. Default under Section 7.1(b) of any Management Agreement, for breach of the obligations in Section 7.2(a) of any such Management Agreement. The Agent believes, that the Manager has not complied with this obligation, which requires that the Manager give notice to the applicable Co-Issuer and the Agent of any Manager Event of Default, despite it having actual knowledge, for a period in excess of fifteen days, of the underlying Events of Defaults. This default is based upon the occurrence of the defaults described in items 3-6 above.

8. Default under Section 6.1(15) of the Security Agreement in that a Manager Termination Event has occurred, and is continuing, and the related Co-Issuer has not replaced the applicable manager within 30 days. A "Manager Termination Event" occurs upon a Manager Event of Default. This default is based upon the occurrence of the defaults described in items 3-6 above. This is an Event of Default under the Security Agreement.

In addition to the items described in items 1-8 above, the Agent believes that the certain additional Events of Default have occurred with respect to the occurrence of a "DLH License Trigger Event."

A DLH License Trigger Event occurs "if DLH fails to make minimum royalty payments as and when required, taking into account *any* cure period,

under the DLH license Agreement or upon termination of the DLH License Agreement. (Emphasis added). Under the DLH License Agreement, minimum royalty payments are due on each of January 1, April 1, July 1 and October 1, with no grace period specified for late payment. Further, there is no cure period with respect to a late payment unless BBI gives notification to DLH pursuant to Section 8.3(i) of the DLH License Agreement. Since BBI has not give such notice to DLH pursuant to Section 8.3(i) of the DLH License Agreement, there is no applicable cure period to account for, and thus a DLH License Trigger Event has occurred.

Because a DLH License Trigger Event has occurred, the following Defaults/Events of Default have also occurred:

1. Default under Section 6.1(6) of the Security Agreement by reason of the failure of the Issuer to comply with the application of money provisions as required by Section 3.9(d) of the Blass Security Agreement Supplement. Based upon communication the Agent has had with the Parent, the Agent also believes that the Co-Issuers have had actual knowledge, for a period in excess of fifteen days, that such obligation has not been satisfied. This is an Event of Default under the Security Agreement.

2. Default under Section 6.1(1) of the Security Agreement by reason of the failure of the Issuer to pay principal on the Notes as and when due pursuant to the Security Agreement as amended by Section 3.9(d) of the Blass Security Agreement Supplement. The failure to pay such amounts has continued for a period of two (2) Business Days. This is an Event of Default under the Security Agreement.

3. Default under Section 6.1(6) of the Security Agreement, by reason of the failure of the Issuer to reduce the Brand Management Fee Percentage from 30% to 10% as required by Section 2.1 of the Blass Security Agreement Supplement. Based upon communication the Agent has had with the Parent, the Agent believes that the Co-Issuers have had actual knowledge, for a period in excess of fifteen days, that the obligation to reduce the Brand Management Fee Percentage has not been satisfied. This is an Event of Default under the Security Agreement.

4. Default under Section 7.1(b) of the Blass Management Agreement, for breach of the obligations in Section 2.1(a) of the Blass Management Agreement. The Agent believes, based on certain information it has received from the Parent, that this covenant, which requires, among other items, that the Manager cause the applicable Co-Issuer to be in compliance with its obligations under the Transaction Documents has not been complied with. This default is based upon the occurrence of the defaults described in items 1-3

above. Based upon communication the Agent has had with the Parent, the Agent believes that the Manager has had actual knowledge, for a period in excess of fifteen days, that such covenant was not satisfied. This is a Manager Event of Default under the applicable Blass Management Agreement.

EXHIBIT B

"Agent's Professionals and Consultants": Mayer Brown LLP and PricewaterhouseCoopers LLC, or any successor or replacement of either and any other Persons engaged to perform professional services in connection with the transactions contemplated in the Transaction Documents or the monitoring or enforcement thereof.

"Agent's Professionals and Consultants Fees": All fees and expenses incurred by the Agent's Professionals and Consultants incurred in connection with the Transaction Documents (including the Original Security Agreement), including in connection with any amendment or amendment and restatement, waiver or other modification thereof, and any of the transactions contemplated thereby or any monitoring, review, maintenance or enforcement thereof (including all such amounts incurred prior to the date hereof that remain unpaid) and invoiced to the Issuer prior to the related Payment Date. For purposes of the Payment Date occurring on July 2008, Agent's Professionals and Consultants Fees payable on such date shall only include amounts owed to Mayer Brown LLP, which amount shall equal $418,367.61, with the balance of such fees and expenses to other Agent's Professionals and Consultants payable within five (5) Business Days.

"Manager Fee": With respect to (i) the Brand Manager, a fee equal to the Operating Expenses for the previous calendar month with respect to the management of the Brand Subsidiary Borrowers under the related Management Agreements and (ii) the Franchise Manager, a fee equal to the Operating Expenses for the previous calendar month with respect to the management of the Franchise Subsidiary Borrowers under the related Management Agreements: provided, that such aggregate amount of such Manager Fee shall equal $1,056,678.16 with respect to all Subsidiary Borrowers for the Payment Date Occurring in July 2008.

"Operating Expenses": With respect to any Co-Issuer, the specific and identifiable amounts reasonably incurred in the ordinary course of business with respect to salaries, bonuses, commissions, employee benefits and taxes, travel and entertainment, recruiting and subscription costs, legal and accounting costs, office rents, bank fees not otherwise paid in Article XIV of the Security Agreement, insurance costs, property and sales cash taxes, state and local cash taxes sales and marketing costs, reasonable corporate overhead allocations solely with respect to Franchise Subsidiary Borrowers, and other out-of-pocket cash expenses reasonably incurred by each Manager in the normal course of managing the applicable Co-Issuers, all as specified in reasonable detail in each applicable Manager Report.